UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF  THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): September 24, 2008

ISRAMCO, INC.
               (Exact Name of Registrant as Specified in Charter)

Delaware	0-12500	13-3145265
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Number

           4801 WOODWAY DRIVE SUITE 100E, HOUSTON, TEXAS 77056
               (Address of Principal Executive Offices) (Zip Code)

713-621-3882
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September  24, 2008, Isramco, Inc. (the “Company”) received  from The Nasdaq Stock Market, Inc. (“Nasdaq”) a Nasdaq Staff Deficiency Letter which provides that that as a result of the resignation of Frans Sluiter as a director of the Company, effective as of September 10, 2008, the Company was no longer in compliance with Nasdaq Marketplace Rules 4350 because it no longer has a majority of independent directors nor does it have at least three members on the Audit Committee, respectively.  The Company previously disclosed Mr. Sluiter’s resignation in a current report on Form 8-K.

In addition, the letter states that, consistent with Nasdaq Marketplace Rules 4350(c)(1) and 4350(d)(4), the Company will be provided with a cure period until the earlier of its next annual stockholders’ meeting or September 10, 2009, or, if the next annual stockholders’ meeting is held before March 9, 2009, then the Company’s cure period March 9, 2009. The letter also states that in the event the Company does not regain compliance within this period, the Company will receive written notice that its securities will be delisted. The Company intends to identify a suitable candidate to fill the vacancy on its Board of Directors and Audit Committee so that the Company can regain compliance under Nasdaq Marketplace Rules 4350 within the prescribed cure period.

In accordance with Nasdaq Marketplace Rule 4803(a), on September 30, 2008, the Company issued a press release announcing its receipt of the letter from Nasdaq. A copy of the press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

(d) Exhibits.

99.1 Press Release of Isramco, Inc. dated September 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ISRAMCO INC.

Date: October 1, 2008	By:	/s/ Haim Tsuff
Haim Tsuff
Chief Executive Officer